EXHIBIT 8.1



December 12, 2006                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                  New York, New York  10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com
HSI Asset Securitization Corporation
452 Fifth Avenue
New York, New York 10018


Ladies and Gentlemen:

      We have acted as your special United States federal tax counsel for Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-131607) and the Prospectus and the form of Prospectus Supplement forming a part thereof (collectively, the "Prospectus") filed with the Securities Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), on March 28, 2006 (the "Registration Statement"). We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined. The opinion set forth in this letter is based upon the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. We note that the form of Prospectus Supplement filed herewith does not relate to a specific transaction. Accordingly, the Tax Description may, under certain circumstances, require modification when an actual transaction is undertaken.

      On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that while the Tax Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Certificates, particularly to purchasers subject to special rules under the Internal Revenue Code of 1986, it is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. We adopt and confirm the statements in the Tax Description identified as the opinion of special United States federal tax counsel.





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HSI Asset Securitization Corporation.
December 12, 2006
Page 2


      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


Very truly yours,



MAYER, BROWN, ROWE & MAW LLP